Exhibit 10.82.3

SURETY DEED

TO AGREEMENT # KT-355/1208 dated December 29th, 2008

Moscow	December 29th, 2008

“TV DARYAL” Closed Joint-Stock Company (OGRN 1027739313205), hereinafter referred to as the “Principal”, represented by its General Director V.V.Kartashkov, acting on the basis of the Articles, as the first party,

“Video International” Group of Companies Closed Joint Stock Company (OGRN 1027739121497), hereinafter referred to as the “Surety”, represented by its Vice-President for Financial, Economic and Administrative Issues Mr. A.I.Novikov, acting on the basis of Power of Attorney #GK-62/0407 of April 02nd, 2007, as the second party,

“Kompaniya TSV” Limited Liability Company (OGRN 5077746859757), hereinafter referred to as the “Agent”, represented by its General Director S.A. Vasiliev, acting on the basis of the Articles, as the third party, made this Deed (hereinafter referred to as the “Deed”) as follows:

1. SUBJECT OF THE DEED

1.1. Under this Deed the Surety agrees to be liable to the Principal for improper performance by the Agent of any financial obligations arising out of Agreement #KT-355/1208 dated December 29th, 2008 (hereinafter referred to as the “Agency Agreement”) including the following:

a) timely transfer to the Principal of any funds received by the Agent from the advertising clients (Clauses 4.4, 4.7 of the Agency Agreement) within the period prescribed by the Agency Agreement or by law;

b) payment by the Agent of the penalty at the rate of 0.1% (One tenth percent) of any overdue payment for each banking day of delay (Clause 5.2 of the Agency Agreement);

c) payment of a penalty to the Principal (Clause 8.2.1 of the Agency Agreement) within the terms specified in the Agency Agreement;

d) timely fulfillment of the guaranteed obligation for payment of the customers’ overdue debt for advertising services (Clause 1 of Additional Agreement #1 dated December 29th, 2008 to the Agency Agreement) within the terms specified in Additional Agreement #1 dated December 29th, 2008 to the Agency Agreement.

2. OBLIGATIONS OF THE PARTIES

2.1. The Surety shall be responsible to the Principal jointly and severally with the Agent for improper fulfillment of the Agent’s obligations listed in Clause 1.1 hereof under the Agency Agreement and Additional Agreement #1 dated December 29th, 2008 to the Agency Agreement to the same extent as the Agent within the term specified in the Agency Agreement and Additional Agreement #1 dated December 29th, 2008 to the Agency Agreement.

2.2. The liability of the Surety shall arise upon non-performance and/or improper performance by the Agent of its obligations listed in Clause 1.1 hereof under the Agency Agreement and Additional Agreement #1 of December 29th, 2008 to the Agency Agreement.

2.3. The Agent shall promptly advise the Surety on all and any failures to perform its obligations arising out of the Agency Agreement and any circumstances affecting performance of the Agent’s obligations to the Principal.

2.4. In case of failure to fulfill and/or improper fulfillment by the Agent of its obligations to the Principal secured by this Surety, the Principal shall have the right to either demand at its discretion fulfillment of its obligations by the Agent or by the Guarantor or enforce the collection from the Surety or the Agent in compliance with the procedure established by law.

2.5. If the Surety has paid the amounts claimed by the Principal under the obligation secured by the Surety, the Surety shall assume all rights of the creditor (the Principal) with respect to the amounts of actually paid claims. In addition to the amount actually paid to the Principal the Surety shall be entitled to demand from the Agent the compensation for damages, incurred in settling its liabilities.

2.6. Within three days after fulfillment by the Surety of the Agent’s obligations under the Agency Agreement and/or Additional Agreement #1 dated December 29th, 2008 to the Agency Agreement, the Principal shall issue to the Guarantor the documents certifying the Principal’s claims towards the Agent and transfer the rights under such claim.

   3. SURETY TERM AND TERMINATION

3.1. The Surety deed shall be in force for the entire duration of the Agency Agreement.

The Principal, however, may not present its demand to the Surety to pay any amounts under section 1.1. hereof after December 31st, 2010.

3.2.  The Surety shall terminate:

a) in respect of the obligations under section 1.1. hereof — if no demand for payment of the respective amounts is presented to the Surety by the Principal by December 31st, 2010;

b) if the Principal refused to accept proper performance under the Agency Agreement and/or Additional Agreement #1 dated December 29th, 2008 to the Agency Agreement as offered by the Agent or the Surety (this provision shall apply only in respect of the Surety for a specific obligation of the Agent, which the Principal has refused to accept and shall not terminate the Surety Deed in its entirety);

c) in the event the Agent has properly performed all of its obligations under the Agency Agreement secured by the Surety; and

d) in other cases provided by law.

4. PROCEEDINGS ON DISPUTES BETWEEN THE PARTIES

4.1. Any differences and disputes arising out of this Surety Deed or in connection therewith shall be settled by the Parties by negotiations.

4.2. In case the parties fail to settle any disputes by negotiations, such disputes shall be referred to the Moscow Arbitrazh Court.

Executed in three counterparts with the same legal effect with one for each Party.

Addresses and Banking Details of the Parties:

Principal

“TV DARYAL” Closed Joint-Stock Company

Address: 129515, Moscow,  4, Akademika Koroleva Street, bld.4

Postal address:  129226, Moscow,  16, Dokukina Street, bld.1

TIN 7716143718, KPP 771701001, OGRN 1027739313205

s/a 40702810501600000917 with ALFA-BANK OAO Moscow, c/a 30101810200000000593,

BIC 044525593

Hard currency account details:

«TV DARYAL» ZAO

16, Dokukina Str., 1, 129226, Moscow, Russian Federation

Beneficiary account: 40702840101600000196

Swift: CHASUSS33,

Correspondent account # 400927098 with JPMorgan CHASE BANK,

New York, 4, New York Plaza, N.Y. 10004, USA.

Surety

“Video International” Group of Companies Closed Joint-Stock Company

Address and postal address: 121359, Moscow,  25, Akademika Pavlova Street

TIN 7721097496,

OGRN 1027739121497,

s/a 40702810038190102638 in the Kiev Department of Sberbank of Russia # 5278 OAO Moscow,

c/a 30101810400000000225,

BIC 044525225.

Agent

“Kompaniya TSV” Closed Joint-Stock Company

Address and postal address: 121359, Moscow,  25, Akademika Pavlova Street

TIN 7731568585, KPP 773101001, OGRN 5077746859757,

s/a 4070 2810 3382 6011 0108 in the Kiev Department of Sberbank of Russia # 5278 OAO Moscow,

c/a 3010 1810 4000 0000 0225,

BIC 044525225.

Signatures of the Parties:

Principal	Surety	Agent

/s/ V.V. Kartashkov	/s/ A.I. Novikov	/s/ S.A. Vasiliev
(V.V. Kartashkov) L.S.	(A.I. Novikov) L.S.	(S.A. Vasiliev) L.S.